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Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 19, 2004

InfraSource Services, Inc.
500 West Dutton Mill Road
Aston, Pennsylvania 19014

  Re:
  InfraSource Services, Inc.
   Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as special counsel to InfraSource Services, Inc., a Delaware corporation (the "Company"), in connection with the registration of 4,410,530 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), issuable pursuant to the Company's 2003 Omnibus Stock Incentive Plan, its 2004 Omnibus Stock Incentive Plan and its 2004 Employee Stock Purchase Plan (the "Plans").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

        In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following: (i) the registration statement on Form S-8 of the Company relating to the Plans as filed with the Securities and Exchange Commission (the "Commission") on May 19, 2004 (such registration statement being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate evidencing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (iv) the Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (v) the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company; (vi) the Plans; and (vii) certain resolutions of the Board of Directors of the Company relating to the Plans and the filing of the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

        In rendering the opinion set forth below, we have also assumed that each agreement setting forth the terms of each grant of options or other awards under each Plan is consistent with the applicable Plan and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the Plans will be in an amount at least equal to the par value of such Shares.

        We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

        Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act; (ii) certificates representing the Shares to be issued under the Plans in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of the applicable Plan, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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  Exhibit 5.1